UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011 (November 3, 2011)

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (CubeSmart) Delaware (CubeSmart, L.P.)	001-32324 000-54662	20-1024732 34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000, Wayne, Pennsylvania 19087

(Address of Principal Executive Offices)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

We refer to our Current Report on Form 8-K filed on October 24, 2011 (the “Prior Form 8-K”).  As indicated in Item 1.01 of the Prior Form 8-K, on October 24, 2011 CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership”), the operating partnership through which CubeSmart, a Maryland real estate investment trust (“CubeSmart” or the “Company” and together with the Operating Partnership, “we”), owns all of its assets and conducts its operations, entered into a purchase agreement to acquire a portfolio of 22 open and operating self-storage facilities from Storage Deluxe that contain an aggregate of approximately 1.6 million rentable square feet, including a recently opened 50,000 square foot property located in Bronx, NY (the “Storage Deluxe Acquisition”).  The aggregate purchase price for all the properties in the Storage Deluxe Acquisition is approximately $560 million, comprised of approximately $472 million payable in cash and the assumption of approximately $88 million of existing fixed-rate debt.

On November 3, 2011, the Operating Partnership completed the acquisition of 16 unencumbered properties with a purchase price of approximately $357.3 million, which was paid in cash using approximately $269.9 million in net proceeds from the Company’s recently completed public offerings of common and preferred shares that had been contributed to the Operating Partnership and borrowings of approximately $93 million under the revolving portion of our existing unsecured credit facility.  In addition, approximately $36 million of the $45 million which had been deposited in escrow as earnest money in the Storage Deluxe Acquisition were released from escrow and applied towards payment of the $357.3 million purchase price.  As indicated in the Prior Form 8-K, we anticipate closing on the purchase of the remaining properties with a purchase price of approximately $202.7 million, including the assumption of $88 million of secured fixed-rate debt, immediately following completion of the loan assumption process which, as we indicated in the Prior Form 8-K, we expect to occur during the first quarter of 2012, except that closing under two of these remaining properties may be further extended in order to secure certain third party consents.  We cannot assure you, however, that we will be able to complete the acquisition of these remaining properties as anticipated or at all.

We have provided additional information on the Storage Deluxe Acquisition in the Prior Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The audited and unaudited financial statements relating to the properties included in the Storage Deluxe Acquisition required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K.  We will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or by no later than January 19, 2012.

(b) Pro Forma Financial Information.

The required pro forma financial information which gives effect to the Storage Deluxe Acquisition will be included in an amendment to this Current Report Form 8-K by no later than January 19, 2012.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: November 9, 2011	By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
		Title:	Senior Vice President, Chief
Legal Officer & Secretary

CUBESMART, L.P.

By: CubeSmart, general partner

Date: November 9, 2011		By:	/s/ Jeffrey P. Foster
		Name:	Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer & Secretary